                      FIFTH AMENDMENT TO LOAN AGREEMENT

         THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), made and entered into as of February 26, 1997, by and among LANCER INDUSTRIES, INC., a Delaware corporation ("Lancer"), FAIRFIELD MANUFACTURING COMPANY, INC., a Delaware corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as sole "Lender" under the "Loan Agreement" hereinafter referred to and as agent for itself and the other "Lenders" who may hereafter become parties to the Loan Agreement (GE Capital, in such capacity, the "Agent").

                                  RECITALS:

         A. Borrower and GE Capital, as a Lender and as Agent, entered into a certain Loan Agreement, dated as of July 7, 1993, as amended pursuant to a First Amendment to Loan Agreement, dated as of September 30, 1994, a Second Amendment to Loan Agreement, dated March 30, 1995, but effective as of December 31, 1994, a Third Amendment to Loan Agreement, dated as of March 31, 1995, and a Fourth Amendment to Loan Agreement, dated as of December 5, 1996 (the "Loan Agreement"; capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement), whereby, subject to the terms and conditions set forth therein, GE Capital, as sole Lender thereunder, made the Commitment and the Term Loans available to Borrower;

         B. Pursuant to the Lancer Pledge Agreement, Lancer pledged to the Agent all of the issued and outstanding common stock of Borrower.

         C. The Lancer Pledge Agreement provides at Section 7(b) thereof that, without the prior written consent of the Majority Lenders, Lancer will not cause or permit Borrower to issue any additional shares of capital stock (with certain exceptions not here applicable).

         D. Lancer and Borrower have requested that Lenders consent to the issuance of (i) up to 50,000 shares of Borrower's Cumulative Exchangeable Preferred Stock having the terms set forth in Exhibit A (the "New Preferred Stock") at an issue price of $1,000 per share, (ii) up to 50,000 shares of another series of Cumulative Exchangeable Preferred Stock of the Borrower having terms identical in all material respects to the terms of the New Preferred Stock except that the Exchange Preferred Stock shall not be subject to transfer restrictions (the "Exchange Preferred Stock") which will be registered under the Securities Act of 1933, as amended, and will be issued in exchange for the New Preferred Stock and (iii) shares of Preferred Stock issued from time to time in lieu of payment of cash dividends on the New Preferred Stock and the Exchange Preferred Stock in accordance with the terms of the Certificate of Designation governing the Exchange Preferred Stock or the New Preferred Stock, as the case may be (the Exchange Preferred Stock, the New Preferred Stock and such additional shares of Preferred Stock herein, collectively, the "Preferred Stock").

         E. Lancer and Borrower have further requested that Lenders (i) permit a dividend to be paid by Borrower to Lancer from the proceeds of the issuance of the New Preferred Stock and (ii) permit dividends to be paid on the Preferred Stock from time to time in accordance with the terms of the Certificate of Designations governing the New Preferred Stock or the Exchange Preferred Stock, as the case may be.

         F. Subject to the terms and conditions set forth herein, Lenders are willing to permit Borrower to issue the Preferred Stock and to pay such dividends.

         G. In connection therewith, Lancer and Borrower understand and agree that from and after the effective date of this Amendment as provided herein, Borrower shall no longer be permitted to pay Permitted Dividends to Lancer.

         H. Borrower and GE Capital, as Agent and sole Lender under the Loan Agreement, desire to enter into this Amendment in order to (i) permit the issuance of the New Preferred Stock as described generally in paragraph D of these recitals and described more particularly herein, (ii) permit the payment of certain dividends by Borrower on the New Preferred Stock as described generally in paragraph E of these recitals and described more particularly herein, (iii) delete provisions of the Loan Agreement permitting the payment of Permitted Dividends, and (iv) amend the Loan Agreement in certain other respects as hereinafter set forth.

         In consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

         1. Consent to Issuance of New Preferred Stock. Effective upon fulfillment, to the satisfaction of Lenders, of the conditions precedent set forth in Section 3 hereof, and subject to the terms of the Loan Agreement, as amended by this Amendment (including, without limitation, as to the use of the proceeds of the issuance of the New Preferred Stock), as required pursuant to
Section 7(b) of the Lancer Pledge Agreement and Section 6.8 of the Loan Agreement, Lenders hereby consent to the issuance of (i) up to 50,000 shares of the New Preferred Stock at an issue price of $1,000 per share, (ii) up to 50,000 shares of the Exchange Preferred Stock in exchange for shares of the New Preferred Stock and (iii) shares of Preferred Stock issued from time to time in lieu of payment of cash dividends on the Preferred Stock in accordance with the terms of the Certificate of Designation governing the New Preferred Stock or the Exchange Preferred Stock, as the case may be; provided, however, that such consent is expressly limited to such issuance and shall not be or be deemed to be a consent to any other matter prohibited by the Lancer Pledge Agreement, the Loan Agreement or any of the other Loan Documents, including, without limitation, the issuance of the "Exchange Debentures" (as such term is defined in the Offering Memorandum draft dated February 21, 1997 relating to such issuance), or a waiver of any Default or Event of Default presently or hereafter existing (other than those Defaults or Events of Default which would have occurred but for the consent and amendments set forth herein solely as a result of the transactions contemplated hereby).

         2. Amendments to Loan Agreement. Effective on the Fifth Amendment Date the Loan Agreement shall be deemed to be amended as follows:

         (a) Amendments to Section 1.1 of the Loan Agreement.

                  (i) Section 1.1 of the Loan Agreement shall be deemed to be amended by deleting the definitions of "Agreement," "Loan Documents," and "Monthly Payment Date" therein in their entirety and substituting in lieu thereof the following revised definitions of "Agreement," "Loan Documents," and "Monthly Payment Date".

                  "Agreement" means this Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, extended or supplanted (including, without limitation, by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment).

                  "Loan Documents" means, collectively, this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Notes, the Blocked Account Agreements, the Subsidiary Guaranty, the Collateral Documents, the Lancer Pledge Agreement and any other agreements of any type or nature heretofore or hereafter executed and delivered by Borrower or any of its Affiliates in favor of the Agent or Lenders in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

                  "Monthly Payment Date" means the fifteenth day of each calendar month after the Closing Date and shall also include the Commitment Termination Date.

                  (ii) Section 1.1 of the Loan Agreement shall be deemed to be further amended by deleting clause (h) of the definition of "Consolidated Excess Cash Flow" therein and substituting in lieu thereof the following revised clause (h):

                      (h) Permitted Preferred Stock Dividends declared and
                          paid in cash during such period.

                  (iii) Section 1.1 of the Loan Agreement shall be deemed to be further amended by adding after the paranthetical in clause (e) of the definition of Consolidated Fixed Charges the phrase "other than the Offering Dividend and Permitted Preferred Stock Dividends".

                  (iv) Section 1.1 of the Loan Agreement shall be deemed further amended by adding therein, in appropriate alphabetical order, the following additional definitions:

                  "Certificates of Designation" means (i) in the case of the New Preferred Stock, the Certificate of Designation relating to the New Preferred Stock, in the form received by Lender pursuant to Section 3(h), as in effect on the Fifth Amendment Date and (ii) in the case of the Exchange Preferred Stock, the Certificate of Designation relating to the Exchange Preferred Stock, in the form received by Lender pursuant to Section 3(h), as in effect in the date of issuance of the Exchange Preferred Stock.

                  "Draft Offering Memorandum" means the draft Offering Memorandum, dated February 21, 1997, relating to the Offering, a copy of which was delivered to Lender.

                  "Exchange Debentures" has the meaning given to such term in the Draft Offering Memorandum.

                  "Exchange Preferred Stock" means Borrower's Cumulative Exchangeable Preferred Stock, with par value $.01 per share and a liquidation value of $1,000 per share which will have terms identical in all material respects to the New Preferred Stock (except for the absence of transfer restrictions) and will be exchanged for shares of the New Preferred Stock.

                  "Fifth Amendment" means the Fifth Amendment to the Loan Agreement, dated as of February 26, 1997, among Borrower, the Agent and GE Capital, as sole Lender.

                  "Fifth Amendment Date" means the Issue Date provided that all conditions precedent set forth in Section 3 hereof shall have been satisfied on or prior to such date

                  "Issue Date" means the date on which the New Preferred Stock is to be issued..

                  "New Preferred Stock" means Borrower's Cumulative Exchangeable Preferred Stock, with a par value of $.01 per share and a liquidation preference of $1,000 per share, and having such other terms as are set forth on Exhibit A to the Fifth Amendment.

                  "Offering" means the offering under Rule 144A under the Securities Act pursuant to which Borrower will issue and sell up to 50,000 shares of the New Preferred Stock.

                  "Offering Dividend" has the meaning set forth in clause (j) of Section 6.3.

                  "Permitted Preferred Stock Dividends" has the meaning set forth in clause (k) of Section 6.3.


                  (v) Section 1.1 of the Loan Agreement shall be deemed further amended by deleting therefrom the definitions of "Special Loan", "Special Dividend" and "Permitted Dividends".

         (b) Amendment to Section 3.3 of the Loan Agreement. (i) Section 3.3 of the Loan Agreement shall be deemed to be amended by deleting the last sentence of clause (c) thereof and substituting in lieu thereof the following sentence:

         In addition, the Term Loans shall be prepaid in amounts equal to one hundred percent (100%) of the Net Proceeds, or any portion thereof, of any disposition of Property by Borrower or any of its Subsidiaries permitted pursuant to Section 6.1(a)(ii) to the extent that such Net Proceeds, or any portion thereof, are not applied to the purchase price of replacement Equipment within one hundred eighty (180) days after the date of disposition, and in any event, to the extent that such Net Proceeds exceed the sum of One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate in any Fiscal Year.

             (ii) Section 3.3 of the Loan Agreement shall be deemed further amended by adding at the end of clause (d) thereof the following sentence:

                  Notwithstanding anything in this clause (d) to the contrary, the Borrower shall not be required to prepay the Term Loans as the result of its receipt of the Net Proceeds from the Offering.

         (c) Amendment to Section 4.20 of the Loan Agreement. Section 4.20 of the Loan Agreement shall be deemed to be amended by deleting such Section in its entirety and substituting in lieu thereof the following revised Section 4.20:

                  4.20 Solvency. After giving effect to the entering into by Borrower of this Agreement, the Fifth Amendment and the other Loan Documents, the making of any Advance, the incurrence of any Letter of Credit Obligation, the declaration and payment of the Offering Dividend, and the declaration and payment of any Permitted Preferred Stock Dividend, Borrower and each Subsidiary is Solvent.

         (d) Amendment to Section 4.21 of the Loan Agreement. Section 4.21 of the Loan Agreement shall be deemed to be amended by deleting such Section in its entirety and substituting in lieu thereof the following revised Section 4.21:

                  4.21 Subordination of Subordinated Indebtedness. This Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, and the other Loan Documents to which Borrower or any Subsidiary is party, and, to the extent permissible under Section 1010 of the Senior Subordinated
         Note Indenture, all further amendments, amendments and restatements,

         renewals, extensions, restructurings, supplements, modifications, refinancings, refundings, or replacements hereof and thereof constitute the "Credit Agreement" within the meaning of the Senior Subordinated Note Indenture, and the Term Loans, the Revolving Credit Loan, the Letter of Credit Obligations and all other Obligations of Borrower to the Agent and the

         Lenders under this Agreement, the Notes and any of the other Loan Documents, and, to the extent permissible pursuant to Section 1010 of the Senior Subordinated Note Indenture, all further amendments, amendments and restatements, renewals, extensions, restructurings, supplements, modifications, refinancings, refundings and replacements of any of the foregoing, constitute "Senior Indebtedness" of Borrower within the meaning of the Senior Subordinated Note Indenture, and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Indebtedness" pursuant to Article 13 of the Senior Subordinated Note Indenture.

         (e) Amendment to Section 4.26 of the Loan Agreement. Section 4.26 of the Loan Agreement shall be deemed to be amended by deleting such Section in its entirety and substituting in lieu thereof the following revised Section 4.26:

                  4.26. The declaration and payment of the Offering Dividend by Borrower to Lancer on the Fifth Amendment Date and the use of the proceeds thereof by Lancer for the purpose set forth in Section 6.3(j) are within the corporate powers of Borrower and Lancer, respectively, and the declaration and payment of each Permitted Preferred Stock Dividend subsequent to the Fifth Amendment Date will be within the corporate powers of Borrower, each of such actions has been and will be duly authorized by all requisite corporate action on the part of Borrower and, with regard to the use of proceeds of the Offering Dividend, Lancer, and none of such actions do or will (a) require any consent or approval of any stockholder, security holder or creditor of Borrower or Lancer (including, without limitation, the holders of the Senior Subordinated Notes) not heretofore or theretofore obtained, (b) violate or conflict with any provision of the certificate of incorporation or by-laws of Borrower or Lancer, (c) result in or require the creation of any Lien or Right of Others upon or with respect to any Property of Borrower or Lancer, other than in favor of Lenders, (d) violate any provision of Law applicable to Borrower or Lancer, (e) contravene or conflict with any judgment, award, decree, writ or determination of any Governmental Agency applicable to or binding upon Borrower or Lancer or any of their respective Property or to which Borrower or Lancer or any of their respective Property is subject or (f) conflict with, result in a breach of or default under, or with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under or require the termination of (i) the Senior Subordinated Note Indenture, or the Senior Subordinated Notes or (ii)

         any other Contractual Obligation of any Borrower or Lancer other than, in the case of clause (ii), conflicts, breaches or defaults which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (f) New Text at End of Article 4 of the Loan Agreement. Article 4 of the Loan Agreement is hereby further amended by adding the following paragraph at the end thereof:

                  In connection with its execution and delivery of the Fifth Amendment, Borrower hereby affirms that each of the representations and warranties of Borrower contained in this

         Agreement or in any of the other Loan Documents is correct in all material respects as of the Fifth Amendment Date and after giving effect to the Fifth Amendment (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transactions expressly contemplated by this Agreement). In addition to induce GE Capital to enter into the Fifth Amendment, Borrower represents and warrants to the Agent and Lenders as follows:

                  (a) Financial Statements. Borrower has furnished to the Lenders (i) Borrower's audited consolidated balance sheets for its Fiscal Year ending December 31, 1995 and Borrower's related audited consolidated statements of operations, stockholders' equity and cash flows for its Fiscal Year ending December 31, 1995, (ii) Borrower's unaudited consolidated balance sheet for the month ending December 31, 1996 and Borrower's related consolidated statements of operations, stockholders' equity and cash flows for such month and for Borrower's 1996 Fiscal Year, and (iii) Borrower's operating and financial plan for the five Fiscal Years ending after the date hereof, including projected balance sheets, state ments of operations, and statements of cash flow. The financial statements described in clauses (i) and (ii) above fairly present the financial position and results of operations of Borrower, on a consolidated basis, as at the dates and for the periods indicated in accordance with GAAP consistently applied. The projections referred to in clause (iii) above were prepared on the basis of the estimates and assumptions stated therein and represented, at the date thereof, Borrower's good faith projections of its future financial performance prepared after reasonable investigations; such estimates, assumptions and projections reflected Borrower's estimates of the most likely future financial results and condition of Borrower, in the light of business conditions existing at the date thereof; and any such estimates, assumptions and projections, if prepared as of the Fifth Amendment Date, would contain estimates of the future financial performance of Borrower which would not materially and adversely differ from the respective estimates contained in such financial projections. As of the Fifth Amendment Date, no material developments have occurred since the date of such projections which would lead Borrower to believe that such projections, taken as a whole, are not reasonably attainable, subject to the uncertainties and approximations inherent in any projection.

                  (b) No Other Liabilities; No Material Adverse Effect. Neither Borrower nor any Subsidiary has any liability or contingent liability that is material to Borrower or such Subsidiary that is not reflected in, reserved for or against or otherwise disclosed in the financial statements described in clause (a) above, and, since December 31, 1996, no event or circumstance has occurred that could reasonably be expected to have a Material Adverse Effect.

         (g) Amendment to Section 6.1 of the Loan Agreement. Section 6.1 of the Loan Agreement shall be deemed amended by deleting the words and figure "Five Hundred Thousand Dollars ($500,000)" from clause (ii) thereof and substituting in lieu thereof the words and figure "One Million Five Hundred Thousand Dollars ($1,500,000)".

         (h) Amendment to Section 6.3 of the Loan Agreement.

                  (i) Section 6.3 of the Loan Agreement shall be deemed to be amended by deleting in words "not in excess of $750,000 in the aggregate in any Fiscal Year" from clause (c) thereof and substituting in lieu thereof the words "not in excess of $850,000 in the aggregate in any Fiscal Year (inclusive of the amount not in excess of $100,000 in any Fiscal Year permitted to be retained and paid by T-H Licensing as provided in clause (A) (2) of the second paragraph of Section 6.9(c) hereof)".

                  (ii) Section 6.3 of the Loan Agreement shall be deemed to be amended by deleting clauses (j) and (k) thereof and substituting in lieu thereof the following revised clauses (j) and (k):

         (j) a special cash dividend in the amount of up to $50,000,000, to be declared and paid by Borrower to Lancer on the Fifth Amendment Date from the proceeds of the issuance of the New Preferred Stock pursuant to the Offering (the "Offering Dividend"), the proceeds of which are to be used by Lancer, together with other funds of Lancer, solely for the purpose of redeeming a portion of Lancer's outstanding Series C Preferred Stock; and (k) cash dividends declared and paid by Borrower on the New Preferred Stock subsequent to the Fifth Amendment Date; provided that (A) such dividends are declared and paid in accordance with the terms of the Certificate of Designations as in effect on the Fifth Amendment Date; (B) no Default or Event of Default has occurred and is continuing hereunder or would result from the declaration and payment of such dividend; (C) such dividends are permitted to be paid under Section 1011 of the Senior Subordinated Note Indenture as in effect on the Closing Date (without requiring the obtaining of any waiver or consent from the holders of the Senior Subordinated Notes);

         and (D) the Agent shall have received all of the following prior to the declaration and payment of each such dividend, all in form and substance satisfactory to the Agent and legal counsel for the Agent:
         (1) an Officer's Certificate affirming that the conditions set forth in clauses (A), (B) and (C) above have been satisfied with respect to such dividend (and attaching all calculations necessary to demonstrate satisfaction of the condition set forth at clause (C) above); (2) such documentation as the Agent may request to confirm that such dividend has been duly authorized, including certificates of corporate resolutions, certificates of Responsible Officials and the like; (3) upon the written request of the Agent, the legal opinion of Debevoise & Plimpton, special counsel to Borrower, with respect to such dividend substantially in the form of paragraph 9 of Exhibit 1 to the Fifth Amendment, together with copies of all factual certificates and legal opinions upon which such counsel has relied; and (4) upon the written request of the Agent, the favorable written opinion of Chartered Capital Advisors, Inc., valuation consultants to Borrower or other valuation consultants selected by Borrower and acceptable to Lender, as to the solvency of Borrower after giving effect to the declaration and payment of such dividend (any such dividend meeting the requirements of clauses (A)-(D) above, a "Permitted Preferred Stock Dividend").

                  (iii) Section 6.3 of the Loan Agreement shall be deemed to be further amended by adding a new clause (l) thereof to read as follows:

         (l) loans from Borrower to Lancer in an amount not in excess of $5,000,000 at any time outstanding; provided, that (i) such loans are on terms satisfactory to Lender, (ii) such loans are evidenced by promissory notes, in form and substance satisfactory to Lender, which notes have been endorsed in favor of, and delivered to Lender, (iii) the proceeds of such loans are used by Lancer solely for the purpose of redeeming its Series C Preferred Stock, (iv) each such loan is permissible pursuant to Sections 1011 and 1016 of the Senior Subordinated Note Indenture and Lender has received such assurances in regard thereto as it shall request, including, without limitation, certifications of Borrower and opinion of Borrower's counsel with regard to such matters, each to be in form and substance satisfactory to Lenders and (v) upon the written request of the Agent, a solvency opinion in form and substance satisfactory to Lenders.

         (i) Amendment to Section 6.4 of the Loan Agreement. Section 6.4 of the Loan Agreement shall be deemed to be amended by deleting the word "or" before clause (b) thereof and by adding the word "or" after clause (b) thereof followed by the following clause (c):

                  (c) amend, modify or change, or consent or agree to any amendment, modification or change to, the Certificate of Designations or any of the terms relating to the New Preferred Stock.


         (j) Amendment to Section 6.9 of the Loan Agreement. Section 6.9 of the Loan Agreement shall be deemed to be amended by deleting clause (c) thereof in its entirety and substituting in lieu thereof the following revised clause (c):

         (c) Borrower may pay royalties to T-H Licensing on a quarterly or annual basis in the amounts provided in that certain letter agreement dated as of December 29, 1989 between Borrower and T-H Licensing as in effect on the Closing Date; provided that (i) except as provided below, any such payment is returned by T-H Licensing to Borrower as a loan within forty-five (45) days after receipt by T-H Licensing, (ii) no principal, interest or other payment is payable or paid on any such loans until the Obligations have been paid in full and the Loan Agreement has been terminated, except that Borrower may pay interest to T-H Licensing on such loans at a rate not in excess of the rate then in effect with respect to the New Term Loans so long as, except as provided below, any such interest payment is returned by T-H Licensing to Borrower as a loan within sixty (60) days after receipt by T-H Licensing and (iii) each such loan is evidenced by a promissory note which is delivered by T-H Licensing to the Agent as additional collateral under the Subsidiary Security Agreement.

         Notwithstanding the foregoing, (A) T-H Licensing may retain from the amounts otherwise required to be loaned to Borrower as provided in clause (i) above, (1) amounts not in excess of $100,000 per quarter and $500,000 in the aggregate during the term of this Agreement so long as all such amounts are deposited in T-H Licensing's Account No. 28096 at Wilmington Trust Company and are not withdrawn by T-H Licensing for any purpose and (2) an amount not in excess of $100,000 per year which may be used by T-H Licensing for the purpose of making the payments to Lancer and its Affiliates specified in clause (c) of Section 6.3 hereof (subject to the aggregate limitation of $850,000 on all such payments by Borrower and its Subsidiaries specified therein) and (B) T-H Licensing may retain from the amounts otherwise required to be loaned to Borrower as provided in clause (ii) above, amounts required to pay its patent registration fees and reasonable legal expenses incurred in the ordinary course of business.

         (k) Amendment to Section 6.20 of the Loan Agreement. Section 6.20 of the Loan Agreement shall be deemed to be amended by deleting such Section in its entirety and substituting in lieu thereof the following revised Section 6.20:

         6.20 Current Ratio. Borrower will not permit (as of the end of any Fiscal Quarter) the ratio of Consolidated Current Assets to Consolidated Current Liabilities (excluding the loans described in Section 6.3(l)) to be less than the ratio set forth below next to the Fiscal Year in which such Fiscal Quarter occurs:

              FISCAL YEAR ENDING                    RATIO

              -------------------                   ------

              December 31, 1997                   1.25:1.00
              December 31, 1998                   1.50:1.00
              December 31, 1999                   1.50:1.00
              Each Fiscal Year thereafter         1.50:1.00

         (l) Amendment to Section 9.1 of the Loan Agreement. Section 9.1 of the Loan Agreement shall be deemed to be amended by changing the period at the end of clause (q) thereof to a semicolon followed by the word "or" and by adding to such Section a new clause (r) to read as follows:

                  (r) Board of Directors. The holders of the New Preferred Stock become entitled to, and exercise their right to, elect any member of Borrower's board of directors.

         3. Conditions Precedent. This Amendment shall become effective on the Issue Date, provided that each of the following conditions precedent shall have been fulfilled, to Lenders' and its counsel's satisfaction on or prior to such date:

         (a) Documents. The Agent shall have received all of the following, each dated as of the date hereof and all in form and substance satisfactory to the Agent and legal counsel for the Agent:

                  (i) a reaffirmation of the Subsidiary Guaranty and Subsidiary Security Agreement signed by T-H Licensing;

                  (ii) an Officer's Certificate affirming that the conditions set forth in clauses (b), (c), (d) and (e) below have been satisfied;

                  (iii) such documentation as the Agent may reasonably require to confirm the good standing of Borrower in the state of its incorporation, the qualification of Borrower to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform this Amendment and any other Loan Documents to be executed and delivered in connection herewith to which it is party, certificates of good standing and of qualification to engage in business, certificates of corporate resolutions, incumbency certificates, certificates of Responsible Officials and the like;

                  (iv) the legal opinion of Debevoise & Plimpton, special counsel to Borrower, substantially in the form of Exhibit 1 to this Amendment, together with copies of all factual certificates and legal opinions upon which such counsel has relied;

                  (v) such other assurances, certificates, documents, consents or opinions (in addition to those described hereinbelow) as the Agent may reasonably require.


         (b) Representations and Warranties. The representations and warranties contained in Article 4 of the Loan Agreement (as amended hereby) shall be true and correct in all material respects on and as of the date hereof as though made on and as of that date (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transactions expressly contemplated by the Loan Agreement).

         (c) Absence of Litigation. There shall not be pending or, to the best knowledge of Borrower, threatened, any litigation, arbitration, injunction, proceeding, governmental investigation or inquiry against or affecting Borrower or any Property of Borrower before any Governmental Agency that could reasonably be expected to have a Material Adverse Effect.

         (d) No Default. After giving effect to this Fifth Amendment, Lancer, Borrower and T-H Licensing shall be in compliance with all the terms and provisions of the Loan Documents to which they are party, and no Default or Event of Default shall have occurred and be continuing.

         (e) No Material Adverse Effect. Since December 31, 1996, there shall not have occurred: (1) any event or circumstance that could reasonably be expected to have a Material Adverse Effect, or (2) any dividends or other distributions made to the stockholders of Borrower, except as permitted by
Section 6.3 of the Loan Agreement and Section 7(b) of the Lancer Pledge
Agreement.

         (f) Compliance with Laws. Lenders shall be satisfied that Borrower and its Subsidiaries are in compliance with all applicable Laws, including, without limitation, all Environmental Laws and all Laws pertaining to labor, occupational safety and health and ERISA matters except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect. Lenders shall be satisfied that the execution and delivery of this Fifth Amendment and the consummation of the transactions contemplated hereby will not cause Borrower or any Subsidiary to violate any Contractual Obligation to which it is party or by which it is bound or any Laws applicable to it.

         (g) Senior Indebtedness. Lenders shall be satisfied that (i) Borrower's issuance of the New Preferred Stock in the Offering is permissible pursuant to the Senior Subordinated Note Indenture (without requiring the obtaining of any waiver or consent from the holders of the Senior Subordinated Notes) and that after giving effect thereto, each of the representations and warranties set forth in Section 4.21 of the Loan Agreement shall continue to be true and correct in all respects, and (ii) the Offering Dividend is permissible pursuant to Section 1011 of the Senior Subordinated Note Indenture (without requiring the obtaining of any waiver or consent from the holders of the Senior Subordinated Notes); and Lenders shall have received such assurances in regard to each of clauses (i) and (ii) above as Lenders shall request, including without limitation, certifications of Borrower and an opinion of Borrower's counsel with regard to such matters, each to be in form and substance satisfactory to

Lenders.

         (h) New Preferred Stock. Lenders shall have received copies of (i) the final Offering Memorandum relating to the Offering and (ii) the forms of Certificates of Designation relating to each of the New Preferred Stock and the Exchange Preferred Stock and (A) such final Offering Memorandum shall not contain terms or provisions which, in the reasonable judgment of Lender, are materially adversely different from the terms and provisions contained in the Draft Offering Memorandum and (B) such Certificates of Designation shall not contain terms or provisions which in the reasonable judgment of Lender are materially adversely different form the terms contained in the Draft Offering Memorandum and the Certificates of Designation shall otherwise be in form and substance satisfactory to Lender in all material respects. No such approval by Lender of the final Offering Memorandum or the Certificates of Designation shall be deemed to be an approval by Lender of the issuance of the Exchange Debentures which shall continue to be prohibited under the Lancer Pledge Agreement and the Loan Agreement.

         (i) Fees and Expenses. All fees and expenses payable by Borrower in connection with the Offering shall have been paid from the proceeds of the Offering.

         (j) Solvency Opinion. Lenders shall have received the favorable written opinion of Chartered Capital Advisors, Inc., valuation consultants to Borrower, as to the solvency of Borrower after giving effect to the execution and delivery of this Amendment, the Offering and the declaration and payment of the Offering Dividend.

         4. Other Agreements

         (a) Except as set forth expressly herein and above, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Agent and Lenders. In furtherance of the foregoing, Borrower acknowledges that from and after the date hereof, it shall continue to be bound by all provisions of the Loan Agreement as amended hereby. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby.

         (b) Borrower agrees to pay on demand the reasonable fees and out-of-pocket expenses of counsel to GE Capital incurred in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby.

         (c) To induce the Agent and Lenders to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Borrower as against the Agent or Lenders with respect to the Obligations.

         (d) This Amendment shall be governed by, and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and all applicable laws of the United States of America.

         (e) This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same agreement.

         5. Refinancings. Borrower reaffirms its agreement set forth in the Fourth Amendment that Agent and Lender shall have the right of first refusal to serve as agent and to participate as a lender, respectively, in any debt refinancing of the Obligations under the Loan Agreement consummated at any time prior to December 5, 1998, on substantially the same terms and conditions as offered by any other prospective agent and lender; provided, however, that (i) such right of first refusal shall not be applicable to any proposed refinancing of the Obligations (or portion thereof) using the proceeds of subordinated Indebtedness which is junior in rank to the Obligations and (ii) in the event that any other Indebtedness of Borrower is refinanced contemporaneously with, or as part of, any refinancing of the Obligations, such right of first refusal shall only apply to the refinancing of the Obligations and not such other Indebtedness.

         6. Lancer Pledge Agreement. Lancer acknowledges and agrees that the Lancer Pledge Agreement shall continue in full force and effect from and after the execution and delivery of this Amendment without diminution or impairment.

         7. Termination of Amendment. This Amendment shall terminate and be of no further force or effect on April 30, 1997 unless on or prior to such date (a) all conditions precedent to the effectiveness hereof set forth in Section 3 hereof have been satisfied and (b) the Offering has occurred.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their respective officers thereunto duly authorized, as of the date first above written.

                                 LANCER INDUSTRIES, INC.

                                 By:     /s/Peter A. Joseph
                                    -----------------------------
                                    Name: Peter A. Joseph
                                    Title: President and Secretary


                                 FAIRFIELD MANUFACTURING
                                  COMPANY, INC.

                                 By:  /s/ Richard A. Bush
                                    -----------------------------
                                    Richard A. Bush

                                    Vice President-Finance

                                    [CORPORATE SEAL]


                                 GENERAL ELECTRIC CAPITAL
                                  CORPORATION, as Agent
                                  and sole Lender

                                 By:/s/ ELAINE L. MOORE
                                    ________________________________
                                    Elaine L. Moore
                                    Senior Vice President,
                                    as duly authorized

                         ACKNOWLEDGMENT OF GUARANTOR

         The undersigned, T-H Licensing, Inc., hereby (a) acknowledges its receipt of a copy of and consents to the within and foregoing Amendment, (b) agrees to be bound by the provisions thereof and (c) acknowledges and agrees that the Subsidiary Guaranty, the Subsidiary Security Agreement and all other Loan Documents to which the undersigned is a party shall continue in full force and effect from and after the execution and delivery of the within and foregoing Amendment without diminution or impairment.

         IN WITNESS WHEREOF, the undersigned has set its hand and seal as of the 26th day of February, 1997.

                                 T-H LICENSING, INC.


                                 By: /s/  PETER A. JOSEPH
                                     _________________________________
                                          Peter A. Joseph
                                          Vice President and Secretary


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